SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 13, 2011 (January 7, 2011)

RAFAELLA APPAREL GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-138342	20-2745750
(State or other	(Commission	(IRS Employer
jurisdiction of	File Number)	Identification No.)
formation)

1411 Broadway

New York, New York 10018

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (212) 403-0300

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On January 7, 2011, each of Rafaella Apparel Group, Inc. (“Rafaella”) and its wholly-owned subsidiaries, Verrazano, Inc. and Rafaella Apparel Far East Limited (collectively with Rafaella, the “Company”), entered into an Asset Purchase Agreement (the “Purchase Agreement”) with Perry Ellis International, Inc. (the “Purchaser”), pursuant to which the Company agreed to sell substantially all of its assets, subject to certain specific liabilities, to the Purchaser (the “Transaction”).  Following the closing of the Transaction (the “Closing” or the “Closing Date”), the Company will cease operating its current business (the “Business”).  The Purchase Agreement has been approved by all of the stockholders of the Company and there are no other holders of common stock or other securities whose vote is required to approve the transactions contemplated by the Purchase Agreement.

Pursuant to the terms of the Purchase Agreement, the Company will receive (i) an aggregate purchase price of $70 million, subject to a net working capital adjustment as set forth in the Purchase Agreement, (ii) a common stock purchase warrant to purchase up to 106,564 shares of the common stock of the Purchaser (the “Warrant”), and (iii) an amount, payable in cash, by which (if any) the Company’s net working capital (as defined in the Purchase Agreement) as of the Closing Date exceeds $10,000,000.

The obligations of the Company and Purchaser to affect the Closing are subject to the satisfaction or waiver of conditions customary to transactions of this type at or prior to the Closing, and in addition, the Closing is also subject to (i) the receipt of certain third party consents, (ii) evidence that the Company’s Adjusted EBITDA (as defined in the Purchase Agreement) for the twelve (12) months ended November 30, 2010 is at least $14,000,000, and (iii) discharge of the Company’s obligations with respect to its 11¼% Senior Secured Notes due 2011 (the “Senior Notes”), its credit facility with HSBC (other than with respect to certain letters of credit to be cash collateralized by the Company or Purchaser) and its factoring agreements with Wells Fargo Trade Capital Services, Inc.

The Warrant is exercisable for nominal consideration for a period of two (2) years after the Closing, provided that the Warrant is not exercisable until the per share price of Purchaser’s common stock equals or exceeds $28.152 after the Closing.  The Warrant contains customary terms and conditions for instruments of this type, including a cashless exercise provision.  The shares of common stock of the Purchaser issuable upon the exercise of the Warrant are restricted securities and are not subject to any registration rights.

The parties to the Purchase Agreement have made customary representations, warranties and covenants and the Company has agreed to operate the Business in the ordinary course until the Closing. Subject to certain limitations set forth in the Purchase Agreement, the Company and Purchaser have each agreed to indemnify the other for losses resulting from breaches or inaccuracies of their respective representations and warranties in the Purchase Agreement, their failure to perform the respective covenants and obligations under the Purchase Agreement and certain other matters.

The foregoing summary of the principal terms and conditions of the Purchase Agreement does not purport to be a complete discussion of the Purchase Agreement.  Accordingly, the foregoing is qualified in its entirety by reference to the full text of the Purchase

Agreement, which is annexed to this Current Report on Form 8-K as Exhibit 10.50 and incorporated herein by reference.  Certain representations and warranties in the Purchase Agreement are qualified by information contained in disclosure schedules that the parties exchanged in connection with signing the Purchase Agreement, which are being omitted pursuant to Item 601(b)(2) of Regulation S-K.  Accordingly, you should not rely on the representations and warranties as characterizations of the actual state of facts, because they may be modified in important part by the disclosure schedules.

On January 7, 2011, a press release was issued announcing the sale of substantially all of the assets of the Company to Purchaser in accordance with the Purchase Agreement.  A copy of this press release is furnished herewith as Exhibit 99.1.

Item 1.02 Termination of a Material Definitive Agreement.

On January 11, 2011, each of Rafaella and its wholly-owned subsidiary, Verrazano, Inc., sent Wells Fargo Trade Capital Services, Inc. (“WFTCS”) a notice of termination of the respective factoring agreement between WFTCS and each of Rafaella and Verrazano, Inc. Each notice of termination is effective sixty (60) calendar days after the date of such notice of termination.  The Purchaser does not intend to assume the factoring agreements.

Item 8.01 Other Events.

Rafaella intends to redeem all of the remaining outstanding Senior Notes (the “Redeemed Notes”) for a redemption price equal to the Accreted Value (as defined in the Indenture (the “Indenture”) dated as of June 20, 2005 for the Senior Notes) of the outstanding Senior Notes as of the Redemption Date (as defined below), pursuant to Section 8.02 (Satisfaction and Discharge) of the Indenture and the optional redemption provisions of the Senior Notes. Rafaella intends to cause the trustee to mail the notice of redemption to the holders of all of Rafaella’s remaining outstanding Senior Notes as soon as practicable, and the redemption date will be set thirty (30) calendar days after the date the Notice of Redemption is mailed to holders of the Senior Notes (the “Redemption Date”). The redemption price (the “Redemption Price”) for the Redeemed Notes shall be equal to the Accreted Value (as defined in the Indenture) as of the Redemption Date.  The Accreted Value of a Senior Note is determined in accordance with the definition of Accreted Value in the Indenture.    The Redeemed Notes shall be redeemed for the Redemption Price plus accrued and unpaid interest on the Redeemed Notes up to, but not including, the Redemption Date.  Unless Rafaella fails to deposit with the paying agent funds in satisfaction of the applicable Redemption Price and unpaid interest on the redeemed Senior Notes through but not including the Redemption Date, interest ceases to accrue on and after the Redemption Date in accordance with Section 3.05 of the Indenture, and the only remaining right of the holders of such Senior Notes is to receive payment of the Redemption Price plus accrued interest to (but not including) the Redemption Date upon surrender to the paying agent of the redeemed Senior Notes.

Forward-looking Statements

This current report on Form 8-K contains “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934 that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  All statements included herein that address activities, events or developments that Rafaella expects, believes or anticipates, will or may occur in the future are forward-looking statements. Forward-looking statements can be identified by such forward-looking terminology as “expects,” “intends,” “plans,” “anticipates,” “believes,” “seeks,” “estimates,” “will,” “may” and words or phrases of similar import.  Forward-looking statements herein include, but are not limited to, statements regarding the proposed Transaction and the intended redemption of Rafaella’s remaining outstanding Senior Notes.  Although Rafaella believes any forward-looking statements are based on reasonable assumptions, there can be no assurance that these expectations will be attained. Actual results and timing of certain events could differ materially from those projected in or contemplated by the forward-looking statements due to a number of factors, including but not limited to (i) conditions to the closing of the Transaction may not be satisfied, and the Transaction may involve unexpected delays, (ii) dependence on management, (iii) dependence on vendors and distributors, (iv) reliance on foreign manufacturers, (v) industry trends, (vi) merchandise and fashion trends, (vii) competition, seasonality, and (viii) macroeconomic conditions in general, and microeconomic conditions that impact the clothing industry in particular, including but not limited to consumer spending patterns, as well as other risks set forth in Rafaella’s Annual Report on Form 10-K for the fiscal year ending June 30, 2010, Quarterly Reports on Form 10-Q for the quarterly period ending September 30, 2010, and Current Reports on Form 8-K, in each case filed with the Securities and Exchange Commission.  Rafaella cautions readers not to place undue reliance on these forward-looking statements, which are valid only as of the date they were made.  Rafaella does not undertake any obligation to update forward-looking statements.

Item 9.01       Financial Statements and Exhibits.

(d)           The following is filed as an Exhibit to this Current Report on Form 8-K:

10.50	Asset Purchase Agreement by and among Rafaella Apparel Group, Inc., Verrazano, Inc., Rafaella Apparel Far East Limited, and Perry Ellis International, Inc. dated as of January 7, 2011.

99.1	Press release dated January 7, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly authorized and caused the undersigned to sign this Report on the Registrant’s behalf.

Rafaella Apparel Group, Inc.

By:	/s/ Lance D. Arneson
Lance D. Arneson
Chief Financial Officer

Dated: January 13, 2011

EXHIBIT INDEX

Exhibit No.	Description
10.50	Asset Purchase Agreement by and among Rafaella Apparel Group, Inc., Verrazano, Inc., Rafaella Apparel Far East Limited, and Perry Ellis International, Inc. dated as of January 7, 2011.

99.1	Press release dated January 7, 2011.